UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: August 17, 2001

THE DIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	51-0374887 (I.R.S. Employer Identification No.)

15501 NORTH DIAL BOULEVARD SCOTTSDALE, ARIZONA (Address of Principal Executive Offices)	85260-1619 (Zip Code)

Registrant’s Telephone Number, Including Area Code (480) 754-3425

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits
EX-1.1
EX-4.1

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

          The Dial Corporation hereby files the following Exhibits to its Registration Statement of Form S-3 (No. 333-93401) which was declared effective on January 13, 2000.

(1.1) Underwriting Agreement dated August 14, 2001 in connection with the offering of $250,000,000 of 7.00% Senior Notes due 2006

(4.1) Second Supplemental Indenture dated as of August 17, 2001, relating to the issuance of $250,000,000 of 7.00% Senior Notes due 2006.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Dial Corporation
August 17, 2001

/s/ Conrad A. Conrad
Executive Vice President and Chief Financial Officer